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Exhibit 99.1


                                  NEWS RELEASE

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Contact:  Alexandra M. Deignan
          (973) 597-4734


                           CURTISS-WRIGHT REVISES 2004

                 FULL YEAR AND FOURTH QUARTER FINANCIAL RESULTS

                                      - - -

        $4.4 Million Addition to Environmental Reserve for Fourth Quarter

ROSELAND, N.J. - March 1, 2005 - Curtiss-Wright Corporation (NYSE: CW; CW.B) announced that it will increase its environmental reserves in the fourth quarter of 2004. Accordingly, the Company's management and the Audit Committee of the Company's Board of Directors have concluded that the information contained in the Company's 2004 full year and fourth quarter financial press release furnished to the Securities Exchange Commission on February 4, 2005, requires revision, a summary of which is presented below.

As part of Curtiss-Wright's on-going internal review processes, the Company's management recently concluded that, upon further analysis of information related to one of the Company's superfund sites, the related reserve was understated as reflected in the financial results previously announced for the fourth quarter of 2004. The Company immediately informed and consulted with its independent public accounting firm, Deloitte & Touche. The Company will increase the reserve relating to the superfund site by approximately $4.4 million. This increase in reserves would reduce the Company's earnings per share for 2004 from the $3.14 per diluted share previously announced on February 3, 2005 to $3.02 per diluted share.

The revision will not affect the Company's financial results for 2005 and the Company affirms the guidance it previously provided for 2005 diluted earnings per share of $3.25 to $3.45.

Martin R. Benante, Chairman and Chief Executive Officer of Curtiss-Wright commented, "While we regret having to adjust our previously announced results for 2004, we take comfort that our internal processes identified the adjustment and are confident that this is an isolated incident. We moved immediately to address this matter and want to assure our investors that this does not affect our 2004 business segment operating income as previously reported on February 3, 2005, which was and remains $39.0 million and $117.8 million for the quarter and year ended

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December 31, 2004, respectively."

Summary of Revised 2004 Financial Results:

------------------------------- ----------------- ------------------
            (in 000's)                         Q4               2004
------------------------------- ----------------- ------------------
Sales                                   $281,104           $955,039
------------------------------- ----------------- ------------------
Operating Income                         $34,361           $110,719
------------------------------- ----------------- ------------------
Net Earnings                             $20,413            $65,066
------------------------------- ----------------- ------------------
Earnings per Diluted Share                 $0.94              $3.02
------------------------------- ----------------- ------------------

About Curtiss-Wright
Curtiss-Wright Corporation is a diversified company headquartered in Roseland, New Jersey. The Company designs, manufactures and overhauls products for motion control and flow control applications, and provides a variety of metal treatment services. The firm employs approximately 5,600 people worldwide. More information on Curtiss-Wright can be found on the Internet at WWW.CURTISSWRIGHT.COM.


The statements in this release that are not historical facts are forward-looking statements, including, but not limited to, Curtiss-Wright's earnings guidance, and the information regarding the revision of Curtiss-Wright's financial statements for the stated periods and the impact thereof. Forward-looking statements in this release are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties. Actual results could differ materially based on factors including, but not limited to, the timing and nature of the final resolution of the accounting matters discussed in this release. Until the revision and filing of Curtiss-Wright's financial statements for fourth quarter and year ended 2004 has been completed, no assurance can be given with respect to the financial statement adjustments, the impacts resulting from such adjustments or the periods affected by such adjustments. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Other factors that may affect actual results include, but are not limited to the following: a reduction in anticipated orders; an economic downturn; changes in competitive marketplace and/or customer requirements; a change in government spending; an inability to perform customer contracts at anticipated cost levels; and other factors that generally affect the business of aerospace, defense contracting, marine, electronics and industrial companies. Please refer to the Company's current SEC filings under the Securities and Exchange Act of 1934, as amended, for further information.


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